SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2003

COLUMBUS MCKINNON CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-27618	16-0547600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 John James Parkway, Amherst, New York	14228-1197
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 689-5400

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure.

On July 7, 2003, Columbus McKinnon Corporation (the “Company”) announced that it plans to offer $100 million of senior secured notes in a transaction exempt from the registration requirements of the Securities Act of 1933. Pursuant to Rule 135c of the Securities Act, the Company is filing its press release issued on July 7, 2003 as Exhibit 99.1 hereto.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 7, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2003	By:	/s/ ROBERT L. MONTGOMERY, JR.
Robert L. Montgomery, Jr. Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 7, 2003